UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2015

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On June 18, 2015, O’Reilly Automotive, Inc. (the "Company") entered into amendment three to its credit agreement, dated January 14, 2011, as amended (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender, and other lenders party thereto ("Amendment No. 3"). Amendment No. 3 revises clause (b) of the definition of "Change in Control" in Section 1.01 of the Credit Agreement. All other terms of the Credit Agreement remain the same.

As of the date of Amendment No. 3, there were no outstanding borrowings under the credit facility.

The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the Credit Agreement, attached as Exhibit 10.1 to the Company's Form 8-K filing dated January 11, 2011, and incorporated herein by reference, (ii) Amendment No. 1 to Credit Agreement, attached as Exhibit 10.1 to the Company's Form 8-K filing dated September 9, 2011, and incorporated herein by reference, (iii) Amendment No. 2 to Credit Agreement, attached as Exhibit 10.1 to the Company's Form 8-K filing dated July 2, 2013, and incorporated herein by reference, and (iv) Amendment No. 3, attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1
Amendment No. 3 to Credit Agreement, dated as of June 18, 2015, by and among the Company, as borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender, and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 3 to Credit Agreement, dated as of June 18, 2015, by and among the Company, as borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender, and other lenders party thereto.